Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	October 22, 2020		574-235-2000
1st Source Corporation Reports Third Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $20.06 million, up 8.41% from the second quarter and down 17.92% from the third quarter of 2019. Diluted net income per common share was $0.78, up compared to the $0.72 in the previous quarter and down from the prior year’s third quarter of $0.95.
•Cash dividend of $0.28 per common share approved, equal to the second quarter and down 3.45% from the $0.29 per common share declared a year ago.
•Return on average assets of 1.10% and return on average common shareholders’ equity of 9.10% compared to 1.46% and 11.98%, respectively in the third quarter of 2019.
•Average loans and leases grew $104.46 million or 1.88% from the previous quarter and $578.26 million or 11.36% from the third quarter of 2019. Excluding the Paycheck Protection Program, average loans and leases declined slightly from the previous quarter and the third quarter of 2019.
•Average deposits increased $78.86 million or 1.36% from the previous quarter and grew $526.04 million or 9.81% from the third quarter of 2019.
•Net charge-offs were $3.77 million and nonperforming assets to loans and leases were 1.33% compared to net recoveries of $0.31 million and 0.34%, respectively in the third quarter of 2019.
•Provision was made to the loan and lease losses reserve of $9.30 million compared to $3.72 million in the third quarter of 2019.
•Net interest income decreased $2.33 million, or 4.07% from the third quarter of 2019.
•Noninterest income increased $2.28 million, or 8.83% from the third quarter of 2019. Excluding leased equipment depreciation, noninterest income increased 19.32%.
•Noninterest expenses decreased $0.06 million, down 0.13% from the third quarter of 2019. Excluding leased equipment depreciation, noninterest expense increased 3.52%.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported net income of $20.06 million for the third quarter of 2020, up 8.41% from the $18.50 million reported in the second quarter of 2020 and down 17.92% from the $24.44 million reported in the third quarter a year ago, bringing the 2020 year-to-date net income to $54.97 million compared to $70.02 million in 2019, a decrease of 21.49%. The year-to-date net income comparison was negatively impacted by an increased provision for loan and lease losses of $18.15 million primarily due to sizeable impairments in a few accounts, the negative economic impact on our clients from COVID-19 and higher special attention loan balances in the first nine months of 2020. Additionally, net interest income decreased $4.86 million due to lower loan and investment rates resulting from the Federal Reserve’s actions to lower interest rates and stimulate the economy in response to the economic effects of COVID-19. These negatives were offset by improved noninterest income driven primarily by higher mortgage financing income. Non-recurring 2020 items which added to net income included $0.55 million in FDIC insurance premium credits received, bank owned life insurance claims of $0.30 million and a trust recovery of $0.17 million. These additions to income were offset by $1.40 million of negative valuation adjustments on repossessed assets and $0.81 million in mortgage servicing rights impairment charges.

Diluted net income per common share for the third quarter of 2020 was up 8.33% to $0.78 versus $0.72 for the second quarter of 2020 and was down 17.89% versus $0.95 in the third quarter of 2019. Diluted net income per common share for the first nine months of 2020 was $2.14 compared to $2.72 a year earlier, a 21.32% decrease.
At its October 2020 meeting, the Board of Directors approved a cash dividend of $0.28 per common share, equal to that declared in the previous quarter and down 3.45% from the $0.29 per common share declared a year ago. The cash dividend is payable to shareholders of record on November 3, 2020 and will be paid on November 13, 2020.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “The third quarter continued to provide operating and financial challenges but I am pleased with our overall results and our efforts to work with clients through these difficult times. Although our net income is down from the third quarter of 2019, we did see improvement from the second quarter 2020 while also providing $9.30 million to the reserve for loan and lease losses as we continue to work through the immediate and longer term negative impacts on our clients from the coronavirus pandemic. Continuing a positive trend from the first and second quarters, our residential mortgage loan business increased its production volumes and profitability enjoying the second highest quarterly volume in 10 years due to record low long term interest rates.
“During the quarter, we began working with our Paycheck Protection Program (PPP) clients to submit loan forgiveness applications to the Small Business Administration (SBA) and were pleased with the SBA’s announcement of a streamlined loan forgiveness application for loans $50,000 or less. Of the 3,540 PPP loans we originated, 1,972 loans were for $50,000 or less. Our focus now is to help all of our small business clients successfully complete this forgiveness process. As of mid-October, we had submitted over $100 million in PPP loan forgiveness requests to the SBA. While uncertainty remains concerning the forgiveness process, we anticipate the process to be finished or nearly finished by the end of the second quarter of 2021.
“Last quarter, we reported on COVID-19 related loan modifications across our portfolios. That number peaked at approximately $1 billion and by the close of the quarter over 80% had completed their modification term and did not require further deferral. Clients in certain industries in our loan portfolios though have been negatively impacted more than others. These include transportation (particularly auto rental and charter bus) clients and hotel industry clients. For those, further deferrals were required as these industries slowly return back to more normal operations. We will continue to take a long-term view of working with our clients who need further deferral extensions where appropriate.
“During the third quarter, we saw an increase in nonaccrual loans and leases predominately from our bus segment. The majority of the remaining nonaccrual loans are tied to four customer relationships in our auto and light truck and construction equipment portfolios.

“Throughout the pandemic, our focus has remained on keeping our clients, our colleagues, and families safe so we can deliver the highest level of service. In the spring, we made the decision to provide by-appointment client service in our banking center lobbies to ensure everyone’s safety, both clients and colleagues, allowing us to screen visitors for symptoms, and conduct swift and accurate contract tracing if needed. This approach has served us well and, with a few exceptions, we have made the decision to keep this approach in place for the time being. Our drive-up teller lanes are serving clients well and our ATMs, Online Banking, Mobile App and Telephone Banking are accessible 24/7. We have opened our supermarket banking centers and, in some locations where virus levels are low, we have opened banking facilities where we do not have drive-up teller lanes to conduct transactions at a distance.
“As mentioned earlier this year, we have a dedicated executive pandemic response team that meets regularly and is closely monitoring developments and providing guidance for additional precautions and initiatives. This group will continue to review and analyze data from local health departments to make the best decisions possible for the health and safety of our team members, clients and communities.” Mr. Murphy concluded.
THIRD QUARTER 2020 FINANCIAL RESULTS
Loans
Average loans and leases of $5.67 billion increased $578.26 million, up 11.36% in the third quarter of 2020 from the year ago quarter and have increased $104.46 million, up 1.88% from the second quarter. Year-to-date average loans and leases of $5.45 billion increased $460.72 million, up 9.24% from the first nine months of 2019. Loan growth is primarily from PPP originations when compared to 2019.
Deposits
Average deposits of $5.89 billion grew $526.04 million for the quarter ended September 30, 2020, up 9.81% from the year ago quarter and have increased $78.86 million, or 1.36% from the second quarter. Average deposits for the first nine months of 2020 were $5.66 billion, an increase of $427.97 million, up 8.18% from the same period a year ago. Deposit growth is primarily from PPP loan fundings and increased consumer deposit levels compared to 2019.
Net Interest Income and Net Interest Margin
Third quarter 2020 net interest income of $54.87 million decreased $2.33 million, or 4.07% from the third quarter a year ago and increased $0.87 million, or 1.61% from the previous quarter. For the first nine months of 2020, tax-equivalent net interest income was $164.13 million, a decrease of $4.97 million, or 2.94% compared to the same period a year ago.
Third quarter 2020 net interest margin was 3.19%, a decrease of 48 basis points from the 3.67% for the same period in 2019 and decreased four basis points from the previous quarter. Third quarter 2020 net interest margin on a fully tax-equivalent basis was 3.20%, a decrease of 48 basis points from the 3.68% for the same period in 2019 and was lower by four basis points compared to the previous quarter. The margin continues to experience pressure from the numerous Federal Reserve interest rate decreases during the second half of 2019 and the first three months of 2020. Additionally, PPP loans had a negative impact on the net interest margin of six basis points for the quarter.

Net interest margin for the first nine months of 2020 was 3.32%, a decrease of 40 basis points from the 3.72% for the same period in 2019. Net interest margin on a fully-taxable-equivalent basis for the first nine months of 2020 was 3.33%, a decrease of 41 basis points from the 3.74% for the first nine months of 2019. PPP loans had a negative impact of five basis points on the year-to-date net interest margin.
Noninterest Income
Third quarter 2020 noninterest income of $28.04 million increased $2.28 million, or 8.83% from the third quarter a year ago and increased $2.80 million, or 11.09% from the second quarter of 2020. For the first nine months of 2020, noninterest income was $77.90 million, an increase of $2.35 million, or 3.11% from the same period a year ago.
The growth in noninterest income during the third quarter and first nine months of 2020 compared to a year ago was mainly from improved mortgage financing income driven by gains on a higher volume of loan sales offset by lower service charges on deposit accounts due to fewer overdraft and non-sufficient fund transactions and less equipment rental income due to a reduction in the size of the average equipment rental portfolio. Additionally, we recognized $0.81 million of impairment charges on our mortgage servicing rights during 2020 as prepayment speeds accelerated.
The increase in noninterest income from the second quarter of 2020 was primarily the result of improved mortgage banking income driven by higher margins on loan sales, increased debit card income, and higher service charges on deposit accounts offset by decreased customer swap fees, lower equipment rental income due to a reduction in the size of the average equipment rental portfolio, and reduced trust and wealth advisory fees as a result of seasonal tax activity in the second quarter.
Noninterest Expense
Third quarter 2020 noninterest expense of $47.04 million decreased $0.06 million, or 0.13% from the third quarter a year ago and increased $2.22 million, or 4.95% from the prior quarter. Excluding depreciation on leased equipment, noninterest expenses were up 3.52% from the third quarter a year ago and up 6.72% from the prior quarter. For the first nine months of 2020, noninterest expense was $138.40 million, a decrease of $1.26 million, down 0.90% compared to the same period a year ago.
The increase in noninterest expense from the prior quarter was primarily the result of lower deferred salary expense on PPP loan originations, negative valuation adjustments on repossessed assets and higher professional consulting fees. These increases were offset by lower leased equipment depreciation from a reduction in the average equipment rental portfolio and a decline in general collection and repossession costs.
Credit
The reserve for loan and lease losses as of September 30, 2020 was 2.43% of total loans and leases compared to 2.31% at June 30, 2020 and 2.14% at September 30, 2019. The reserve calculation includes PPP loans which are guaranteed by the SBA. Excluding these loans from the calculation results in a reserve of 2.69% at September 30, 2020 compared to 2.54% at June 30, 2020. Net charge-offs of $3.77 million were recorded for the third quarter of 2020 compared with net recoveries of $0.31 million in the same quarter a year ago and $0.11 million of net recoveries in the prior quarter.

The provision for loan and lease losses was $9.30 million for the third quarter of 2020, an increase of $5.59 million compared with the same period in 2019 and a decrease of $1.07 million from the second quarter of 2020. The ratio of nonperforming assets to loans and leases was 1.33% as of September 30, 2020, compared to 1.20% on June 30, 2020 and 0.34% on September 30, 2019. Excluding PPP loans, the ratio of non-performing assets to loans and leases was 1.48% at September 30, 2020 and 1.33% at June 30, 2020.
Capital
As of September 30, 2020, the common equity-to-assets ratio was 12.04%, compared to 11.74% at June 30, 2020 and 12.15% a year ago. The tangible common equity-to-tangible assets ratio was 11.01% at September 30, 2020 compared to 10.73% at June 30, 2020 and 11.04% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.92% at September 30, 2020 compared to 12.76% at June 30, 2020 and 12.26% a year ago. All of the September 30, 2020 calculations except the regulatory capital ratios are impacted by the inclusion of PPP loan balances at the close of the quarter. There were no shares repurchased for treasury during 2020.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 79 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2020 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
AVERAGE BALANCES
Assets	$7,281,542	$7,185,406	$6,620,880	$7,026,956	$6,467,547
Earning assets	6,841,720	6,727,011	6,190,264	6,584,451	6,052,686
Investments	1,057,780	1,045,310	1,024,250	1,044,625	1,004,463
Loans and leases	5,669,615	5,565,160	5,091,358	5,445,213	4,984,498
Deposits	5,889,434	5,810,578	5,363,391	5,658,309	5,230,335
Interest bearing liabilities	4,553,503	4,580,419	4,493,376	4,516,627	4,426,489
Common shareholders’ equity	876,992	862,209	809,279	861,366	791,438
Total equity	913,926	891,606	819,734	891,129	796,767
INCOME STATEMENT DATA
Net interest income	$54,868	$54,001	$57,195	$163,713	$168,570
Net interest income - FTE(1)	54,996	54,138	57,362	164,129	169,096
Provision for loan and lease losses	9,303	10,375	3,717	31,031	12,882
Noninterest income	28,041	25,241	25,765	77,904	75,553
Noninterest expense	47,043	44,825	47,106	138,403	139,663
Net income	20,054	18,526	24,448	54,998	70,061
Net income available to common shareholders	20,058	18,502	24,438	54,973	70,019
PER SHARE DATA
Basic net income per common share	$0.78	$0.72	$0.95	$2.14	$2.72
Diluted net income per common share	0.78	0.72	0.95	2.14	2.72
Common cash dividends declared	0.28	0.28	0.27	0.85	0.81
Book value per common share(2)	34.35	33.85	31.88	34.35	31.88
Tangible book value per common share(1)	31.06	30.57	28.59	31.06	28.59
Market value - High	38.26	38.70	48.31	52.16	50.15
Market value - Low	28.72	26.72	42.31	26.07	39.11
Basic weighted average common shares outstanding	25,552,374	25,540,855	25,520,035	25,538,910	25,630,771
Diluted weighted average common shares outstanding	25,552,374	25,540,855	25,520,035	25,538,910	25,630,771
KEY RATIOS
Return on average assets	1.10%	1.04%	1.46%	1.05%	1.45%
Return on average common shareholders’ equity	9.10	8.63	11.98	8.52	11.83
Average common shareholders’ equity to average assets	12.04	12.00	12.22	12.26	12.24
End of period tangible common equity to tangible assets(1)	11.01	10.73	11.04	11.01	11.04
Risk-based capital - Common Equity Tier 1(3)	12.92	12.76	12.26	12.92	12.26
Risk-based capital - Tier 1(3)	14.48	14.32	13.33	14.48	13.33
Risk-based capital - Total(3)	15.74	15.58	14.59	15.74	14.59
Net interest margin	3.19	3.23	3.67	3.32	3.72
Net interest margin - FTE(1)	3.20	3.24	3.68	3.33	3.74
Efficiency ratio: expense to revenue	56.74	56.57	56.78	57.28	57.21
Efficiency ratio: expense to revenue - adjusted(1)	54.18	53.63	53.44	54.53	53.57
Net charge offs (recoveries) to average loans and leases	0.26	(0.01)	(0.02)	0.13	0.12
Loan and lease loss reserve to loans and leases	2.43	2.31	2.14	2.43	2.14
Nonperforming assets to loans and leases	1.33	1.20	0.34	1.33	0.34

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
END OF PERIOD BALANCES
Assets	$7,290,949	$7,365,146	$6,735,118	$6,622,776	$6,691,070
Loans and leases	5,627,036	5,692,322	5,129,514	5,085,527	5,099,546
Deposits	5,896,855	5,993,456	5,275,911	5,357,326	5,391,679
Reserve for loan and lease losses	136,817	131,283	120,798	111,254	108,941
Goodwill and intangible assets	83,953	83,959	83,964	83,971	83,978
Common shareholders’ equity	877,754	864,995	850,897	828,277	813,167
Total equity	915,015	901,653	877,302	848,636	833,042
ASSET QUALITY
Loans and leases past due 90 days or more	$81	$256	$191	$309	$311
Nonaccrual loans and leases	70,595	62,800	26,301	9,789	10,188
Other real estate	303	303	362	522	629
Repossessions	4,639	6,132	9,020	8,623	6,610
Equipment owned under operating leases	136	57	—	—	—
Total nonperforming assets	$75,754	$69,548	$35,874	$19,243	$17,738
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2020	2020	2019	2019
ASSETS
Cash and due from banks	$62,575	$67,591	$67,215	$94,160
Federal funds sold and interest bearing deposits with other banks	91,641	112,645	16,150	33,325
Investment securities available-for-sale	1,083,427	1,055,797	1,040,583	1,032,185
Other investments	27,674	30,619	28,414	28,404
Mortgages held for sale	20,990	36,508	20,277	28,654
Loans and leases, net of unearned discount:
Commercial and agricultural	1,681,519	1,710,712	1,132,791	1,175,936
Auto and light truck	527,582	563,606	588,807	612,921
Medium and heavy duty truck	271,248	284,432	294,824	289,925
Aircraft	806,162	782,160	784,040	805,568
Construction equipment	723,596	739,027	705,451	685,696
Commercial real estate	961,550	942,971	908,177	858,402
Residential real estate and home equity	519,881	531,972	532,003	531,630
Consumer	135,498	137,442	139,434	139,468
Total loans and leases	5,627,036	5,692,322	5,085,527	5,099,546
Reserve for loan and lease losses	(136,817)	(131,283)	(111,254)	(108,941)
Net loans and leases	5,490,219	5,561,039	4,974,273	4,990,605
Equipment owned under operating leases, net	79,703	86,183	111,684	119,171
Net premises and equipment	49,933	51,486	52,219	51,680
Goodwill and intangible assets	83,953	83,959	83,971	83,978
Accrued income and other assets	300,834	279,319	227,990	228,908
Total assets	$7,290,949	$7,365,146	$6,622,776	$6,691,070

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,720,768	$1,684,102	$1,216,834	$1,246,063
Interest-bearing deposits:
Interest-bearing demand	1,885,771	1,866,415	1,677,200	1,605,602
Savings	992,320	942,891	814,794	820,409
Time	1,297,996	1,500,048	1,648,498	1,719,605
Total interest-bearing deposits	4,176,087	4,309,354	4,140,492	4,145,616
Total deposits	5,896,855	5,993,456	5,357,326	5,391,679
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	158,834	169,483	120,459	139,417
Other short-term borrowings	6,740	7,536	25,434	57,734
Total short-term borrowings	165,574	177,019	145,893	197,151
Long-term debt and mandatorily redeemable securities	81,659	81,760	71,639	71,520
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	173,082	152,494	140,518	138,914
Total liabilities	6,375,934	6,463,493	5,774,140	5,858,028

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2020, June 30, 2020, December 31, 2019, and September 30, 2019, respectively	436,538	436,538	436,538	436,538
Retained earnings	497,419	484,491	463,269	448,715
Cost of common stock in treasury (2,652,030, 2,655,319, 2,696,200, and 2,696,918 shares at September 30, 2020, June 30, 2020, December 31, 2019, and September 30, 2019, respectively)	(75,861)	(75,922)	(76,702)	(76,716)
Accumulated other comprehensive income	19,658	19,888	5,172	4,630
Total shareholders’ equity	877,754	864,995	828,277	813,167
Noncontrolling interests	37,261	36,658	20,359	19,875
Total equity	915,015	901,653	848,636	833,042
Total liabilities and equity	$7,290,949	$7,365,146	$6,622,776	$6,691,070

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Interest income:
Loans and leases	$58,318	$58,815	$66,807	$178,659	$195,089
Investment securities, taxable	4,103	4,487	5,056	14,140	15,757
Investment securities, tax-exempt	207	232	316	703	1,054
Other	289	316	497	951	1,434
Total interest income	62,917	63,850	72,676	194,453	213,334
Interest expense:
Deposits	6,532	8,265	13,524	25,648	37,972
Short-term borrowings	83	90	293	427	1,764
Subordinated notes	824	835	914	2,543	2,770
Long-term debt and mandatorily redeemable securities	610	659	750	2,122	2,258
Total interest expense	8,049	9,849	15,481	30,740	44,764
Net interest income	54,868	54,001	57,195	163,713	168,570
Provision for loan and lease losses	9,303	10,375	3,717	31,031	12,882
Net interest income after provision for loan and lease losses	45,565	43,626	53,478	132,682	155,688
Noninterest income:
Trust and wealth advisory	5,153	5,589	4,982	15,590	15,423
Service charges on deposit accounts	2,336	1,910	2,892	6,851	8,175
Debit card	4,019	3,601	3,727	10,993	10,616
Mortgage banking	6,474	3,315	1,362	12,125	3,297
Insurance commissions	1,825	1,695	1,603	5,401	5,295
Equipment rental	5,593	5,990	7,578	18,213	23,369
(Losses) gains on investment securities available-for-sale	—	(1)	—	279	—
Other	2,641	3,142	3,621	8,452	9,378
Total noninterest income	28,041	25,241	25,765	77,904	75,553
Noninterest expense:
Salaries and employee benefits	25,609	23,999	24,434	74,009	71,716
Net occupancy	2,512	2,504	2,635	7,737	7,888
Furniture and equipment	6,247	6,258	6,027	18,912	18,340
Depreciation – leased equipment	4,694	5,142	6,198	15,263	19,122
Professional fees	2,041	1,258	1,603	4,741	4,907
Supplies and communication	1,305	1,390	1,643	4,329	4,744
FDIC and other insurance	868	599	260	1,755	1,513
Business development and marketing	923	1,121	1,844	3,403	4,471
Loan and lease collection and repossession	1,054	838	697	2,655	2,288
Other	1,790	1,716	1,765	5,599	4,674
Total noninterest expense	47,043	44,825	47,106	138,403	139,663
Income before income taxes	26,563	24,042	32,137	72,183	91,578
Income tax expense	6,509	5,516	7,689	17,185	21,517
Net income	20,054	18,526	24,448	54,998	70,061
Net loss (income) attributable to noncontrolling interests	4	(24)	(10)	(25)	(42)
Net income available to common shareholders	$20,058	$18,502	$24,438	$54,973	$70,019
Per common share:
Basic net income per common share	$0.78	$0.72	$0.95	$2.14	$2.72
Diluted net income per common share	$0.78	$0.72	$0.95	$2.14	$2.72
Cash dividends	$0.28	$0.28	$0.27	$0.85	$0.81
Basic weighted average common shares outstanding	25,552,374	25,540,855	25,520,035	25,538,910	25,630,771
Diluted weighted average common shares outstanding	25,552,374	25,540,855	25,520,035	25,538,910	25,630,771

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,012,703	$4,103	1.61%	$995,776	$4,487	1.81%	$959,104	$5,056	2.09%
Tax exempt(1)	45,077	257	2.26%	49,534	286	2.32%	65,146	388	2.36%
Mortgages held for sale	26,327	186	2.81%	27,016	198	2.95%	19,888	190	3.79%
Loans and leases, net of unearned discount(1)	5,669,615	58,210	4.08%	5,565,160	58,700	4.24%	5,091,358	66,712	5.20%
Other investments	87,998	289	1.31%	89,525	316	1.42%	54,768	497	3.60%
Total earning assets(1)	6,841,720	63,045	3.67%	6,727,011	63,987	3.83%	6,190,264	72,843	4.67%
Cash and due from banks	72,474			73,523			66,046
Reserve for loan and lease losses	(134,824)			(124,186)			(106,559)
Other assets	502,172			509,058			471,129
Total assets	$7,281,542			$7,185,406			$6,620,880

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,225,299	$6,532	0.62%	$4,248,478	$8,265	0.78%	$4,174,746	$13,524	1.29%
Short-term borrowings	187,912	83	0.18%	191,411	90	0.19%	188,562	293	0.62%
Subordinated notes	58,764	824	5.58%	58,764	835	5.71%	58,764	914	6.17%
Long-term debt and mandatorily redeemable securities	81,528	610	2.98%	81,766	659	3.24%	71,304	750	4.17%
Total interest-bearing liabilities	4,553,503	8,049	0.70%	4,580,419	9,849	0.86%	4,493,376	15,481	1.37%
Noninterest-bearing deposits	1,664,135			1,562,100			1,188,645
Other liabilities	149,978			151,281			119,125
Shareholders’ equity	876,992			862,209			809,279
Noncontrolling interests	36,934			29,397			10,455
Total liabilities and equity	$7,281,542			$7,185,406			$6,620,880
Less: Fully tax-equivalent adjustments		(128)			(137)			(167)
Net interest income/margin (GAAP-derived)(1)		$54,868	3.19%		$54,001	3.23%		$57,195	3.67%
Fully tax-equivalent adjustments		128			137			167
Net interest income/margin - FTE(1)		$54,996	3.20%		$54,138	3.24%		$57,362	3.68%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$994,035	$14,140	1.90%	$932,779	$15,757	2.26%
Tax exempt(1)	50,590	868	2.29%	71,684	1,297	2.42%
Mortgages held for sale	21,563	480	2.97%	13,616	418	4.10%
Loans and leases, net of unearned discount(1)	5,445,213	178,430	4.38%	4,984,498	194,954	5.23%
Other investments	73,050	951	1.74%	50,109	1,434	3.83%
Total earning assets(1)	6,584,451	194,869	3.95%	6,052,686	213,860	4.72%
Cash and due from banks	70,475			65,801
Reserve for loan and lease losses	(123,790)			(103,699)
Other assets	495,820			452,759
Total assets	$7,026,956			$6,467,547

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	4,183,502	25,648	0.82%	4,083,140	37,972	1.24%
Short-term borrowings	193,934	427	0.29%	213,551	1,764	1.10%
Subordinated notes	58,764	2,543	5.78%	58,764	2,770	6.30%
Long-term debt and mandatorily redeemable securities	80,427	2,122	3.52%	71,034	2,258	4.25%
Total interest-bearing liabilities	4,516,627	30,740	0.91%	4,426,489	44,764	1.35%
Noninterest-bearing deposits	1,474,807			1,147,195
Other liabilities	144,393			97,096
Shareholders’ equity	861,366			791,438
Noncontrolling interests	29,763			5,329
Total liabilities and equity	$7,026,956			$6,467,547
Less: Fully tax-equivalent adjustments		(416)			(526)
Net interest income/margin (GAAP-derived)(1)		$163,713	3.32%		$168,570	3.72%
Fully tax-equivalent adjustments		416			526
Net interest income/margin - FTE(1)		$164,129	3.33%		$169,096	3.74%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2020	2020	2019	2020	2019
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$62,917	$63,850	$72,676	$194,453	$213,334
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	78	83	95	251	283
(C)	– Tax exempt investment securities	50	54	72	165	243
(D)	Interest income – FTE (A+B+C)	63,045	63,987	72,843	194,869	213,860
(E)	Interest expense (GAAP)	8,049	9,849	15,481	30,740	44,764
(F)	Net interest income (GAAP) (A-E)	54,868	54,001	57,195	163,713	168,570
(G)	Net interest income - FTE (D-E)	54,996	54,138	57,362	164,129	169,096
(H)	Annualization factor	3.978	4.022	3.967	1.336	1.337
(I)	Total earning assets	$6,841,720	$6,727,011	$6,190,264	$6,584,451	$6,052,686
	Net interest margin (GAAP-derived) (F*H)/I	3.19%	3.23%	3.67%	3.32%	3.72%
	Net interest margin – FTE (G*H)/I	3.20%	3.24%	3.68%	3.33%	3.74%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$54,868	$54,001	$57,195	$163,713	$168,570
(G)	Net interest income – FTE	54,996	54,138	57,362	164,129	169,096
(J)	Plus: noninterest income (GAAP)	28,041	25,241	25,765	77,904	75,553
(K)	Less: gains/losses on investment securities and partnership investments	(177)	(248)	(374)	(938)	(521)
(L)	Less: depreciation – leased equipment	(4,694)	(5,142)	(6,198)	(15,263)	(19,122)
(M)	Total net revenue (GAAP) (F+J)	82,909	79,242	82,960	241,617	244,123
(N)	Total net revenue – adjusted (G+J–K–L)	78,166	73,989	76,555	225,832	225,006
(O)	Noninterest expense (GAAP)	47,043	44,825	47,106	138,403	139,663
(L)	Less:depreciation – leased equipment	(4,694)	(5,142)	(6,198)	(15,263)	(19,122)
(P)	Noninterest expense – adjusted (O–L)	42,349	39,683	40,908	123,140	120,541
	Efficiency ratio (GAAP-derived) (O/M)	56.74%	56.57%	56.78%	57.28%	57.21%
	Efficiency ratio – adjusted (P/N)	54.18%	53.63%	53.44%	54.53%	53.57%

		End of Period
		September 30,	June 30,	September 30,
		2020	2020	2019
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$877,754	$864,995	$813,167
(R)	Less: goodwill and intangible assets	(83,953)	(83,959)	(83,978)
(S)	Total tangible common shareholders’ equity (Q–R)	$793,801	$781,036	$729,189
(T)	Total assets (GAAP)	7,290,949	7,365,146	6,691,070
(R)	Less: goodwill and intangible assets	(83,953)	(83,959)	(83,978)
(U)	Total tangible assets (T–R)	$7,206,996	$7,281,187	$6,607,092
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	12.04%	11.74%	12.15%
	Tangible common equity-to-tangible assets ratio (S/U)	11.01%	10.73%	11.04%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$877,754	$864,995	$813,167
(V)	Actual common shares outstanding	25,553,644	25,550,355	25,508,756
	Book value per common share (GAAP-derived) (Q/V)*1000	$34.35	$33.85	$31.88
	Tangible common book value per share (S/V)*1000	$31.06	$30.57	$28.59

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